Bank of Idaho to Purchase Five Branches from HomeStreet Bank, Expand Service Into Eastern Washington
IDAHO FALLS, ID / SEATTLE, WA – (05/11/22) – Bank of Idaho Holding Co. (OTCQX: BOID) (“BOID”), the holding company for Bank of Idaho, together with HomeStreet, Inc. (Nasdaq: HMST) (“HomeStreet”), the parent company of HomeStreet Bank, today announced that HomeStreet Bank and Bank of Idaho have executed a definitive agreement under which Bank of Idaho will acquire from HomeStreet Bank an Eastern Washington branch network, including the branches’ lending business and employees.
BOID will extend its branch footprint by acquiring five branches in Spokane, Kennewick, Dayton, Yakima, and Sunnyside.
“Bank of Idaho’s roots serving communities across the western landscape make it a perfect fit in Eastern Washington,” Bank of Idaho President and CEO Jeff Newgard said. “Our shared values - and way of life - will be a comfort to all our customers, who will experience great service, enhanced opportunity and dedication to community Bank of Idaho is known for in our new, united footprint.”
“This sale allows HomeStreet to focus our retail banking branch strategy on the larger metropolitan markets in the western United States," said HomeStreet Bank President, CEO and Chairman Mark K. Mason. "We are confident that Bank of Idaho will continue to provide our Eastern Washington branch customers with the excellent service and community focus they have come to expect. Jeff Newgard, who was previously the President and CEO of Yakima National Bank, has a proven track record of excellence in banking in the Eastern Washington markets. Teams of employees from both HomeStreet and Bank of Idaho are collaborating to ensure a seamless transition for our Eastern Washington customers and the community.”
It is anticipated that the transaction will close on or before August 1, 2022 subject to customary regulatory application processes and approvals. Bank of Idaho and HomeStreet are committed to working closely together to assist clients during the transition and meet all client customer service needs through the completion of the transaction.
MJC Partners, LLC, served as the exclusive financial advisor to BOID. Stinson LLP served as counsel to Bank of Idaho Holding Co.
About Bank of Idaho Holding Co.
Bank of Idaho has been a financial fixture in the eastern Idaho community since 1985, when the original location opened in downtown Idaho Falls on the corner of Capital and B Street. Later expanding to include 10 full-service locations, and 4 mortgage offices across the state. Stock for the Bank of Idaho Holding Company opened to public trading on the OTC-QX market under the symbol BOID October 2019. With community growth always a first priority, Bank of Idaho focuses on small businesses and is a leader in SBA lending. For more information, please visit https://www.bankofidaho.com.
About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. HomeStreet Bank is the winner of the 2022 "Best Small Bank" in Washington Newsweek magazine award. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.
About MJC Partners, LLC
MJC Partners, LLC is a leading Los Angeles-based boutique investment banking and advisory firm providing a full range of strategic, transactional and valuation-related services to clients across multiple industry groups with a focus on financial services. For more information about MJC Partners, visit www.mjcpartners.com.
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, concerning HomeStreet, Inc., HomeStreet Bank, Bank of Idaho Holding Company, and Bank of Idaho and their operations, performance and likelihood of success. Bank of Idaho Holding Co. and Bank of Idaho (together, the “Company”) and HomeStreet, Inc. and HomeStreet Bank (together “HomeStreet”) intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s and Bank of Idaho’s control. You should consider, among other things, the risk factors included in our periodic reports filed with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K for the first quarter of this year. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Neither BOID nor HomeStreet is responsible for any statements or disclosures regarding any party other than HomeStreet, Inc. and HomeStreet Bank or Bank of Idaho Holding Company and Bank of Idaho, as the case may be, that may be contained in this press release.
Neither BOID nor HomeStreet undertakes any obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.
Media Contacts:
Tyler Kraupp
Bank of Idaho
Director of Marketing
TylerKraupp@bankofidaho.net
208.390.0667
Misty Ford
HomeStreet Bank
Marketing Corporate Director
Misty.Ford@HomestreetBank.com
206-876-5506